                          FUND PARTICIPATION AGREEMENT

   THIS AGREEMENT made as of the 5th day of June, 2002, by and between NEUBERGER
BERMAN ADVISERS  MANAGEMENT  TRUST ("TRUST"),  NEUBERGER BERMAN  MANAGEMENT INC.
("NB  MANAGEMENT"),  a New York  corporation,  and FIRST  SECURITY  BENEFIT LIFE
INSURANCE AND ANNUITY  COMPANY OF NEW YORK ("LIFE  COMPANY"),  a life  insurance company organized under the laws of the State of New York.

   WHEREAS,  TRUST is registered  with the  Securities  and Exchange  Commission
("SEC")  under the  Investment  Company Act of 1940, as amended ("40 Act") as an open-end, diversified management investment company; and

   WHEREAS,  TRUST is organized as a series fund comprised of several portfolios
("Portfolios"),  the  currently  available  of which are  listed on  Appendix  A hereto; and

   WHEREAS,  TRUST was  organized  to act as the  funding  vehicle  for  certain variable life insurance and/or variable annuity contracts ("Variable Contracts")
offered by life  insurance  companies  through  separate  accounts  of such life insurance companies  ("Participating  Insurance  Companies") and also offers its shares to certain qualified pension and retirement plans; and

   WHEREAS, TRUST has received an order from the SEC, dated May 5,1995 (File No.
812-9164),   granting  Participating  Insurance  Companies  and  their  separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b)
of the `40 Act, and Rules  6e-2(b)(15)  and  6e-3(T)(b)(15)  thereunder,  to the extent  necessary to permit shares of the  Portfolios of the TRUST to be sold to and held by variable  annuity and variable life insurance  separate  accounts of both affiliated and unaffiliated life insurance  companies and certain qualified pension and retirement plans (the "Order"); and

   WHEREAS,  LIFE COMPANY has established or will establish one or more separate accounts  ("Separate  Accounts") to offer Variable  Contracts and is desirous of having  TRUST  as one of the  underlying  funding  vehicles  for  such  Variable
Contracts; and

   WHEREAS,  NB MANAGEMENT is registered  with the SEC as an investment  adviser under  the  Investment  Advisers  Act of 1940 and as a  broker-dealer  under the
Securities Exchange Act of 1934, as amended; and

   WHEREAS,  NB MANAGEMENT is the investment  manager and  administrator  of the
Portfolios  of the Trust and  distributor  of the  shares of each  Portfolio  of
TRUST; and

   WHEREAS,   to  the  extent   permitted  by  applicable   insurance  laws  and
regulations,  LIFE  COMPANY  intends  to  purchase  shares  of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to
LIFE COMPANY at net asset value;

   NOW,  THEREFORE,  in consideration  of their mutual  promises,  LIFE COMPANY,
TRUST, and NB MANAGEMENT agree as follows:

Article I.  SALE OF TRUST SHARES

   1.1  TRUST  agrees to make available to the Separate Accounts of LIFE COMPANY shares of the  selected  Portfolios  as listed in Appendix B for  investment  of proceeds from Variable Contracts  allocated to the designated Separate Accounts, such shares to be offered as provided in TRUST's Prospectus.

   1.2  TRUST  agrees  to sell to LIFE  COMPANY  those  shares  of the  selected
Portfolios of TRUST which LIFE COMPANY orders,  executing such orders on a daily basis  at the net  asset  value  next  computed  after  receipt  by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2,
LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE
COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives  notice of such order by 9:30 a.m. New York time on the next following  Business Day. "Business Day" shall mean any day on which the New York
Stock  Exchange is open for trading and on which TRUST  calculates its net asset value pursuant to the rules of the SEC.

   1.3  TRUST agrees to redeem for cash, on LIFE COMPANY's request,  any full or fractional  shares of TRUST held by LIFE COMPANY,  executing  such requests on a daily basis at the net asset value next  computed  after receipt by TRUST or its designee of the request for  redemption.  For purposes of this Section 1.3, LIFE
COMPANY  shall be the designee of TRUST for receipt of requests  for  redemption from LIFE  COMPANY  and receipt by such  designee  shall  constitute  receipt by
TRUST;  provided that TRUST  receives  notice of such request for  redemption by
9:30 a.m. New York time on the next following Business Day.

   1.4  TRUST shall furnish,  on or before the ex-dividend  date, notice to LIFE
COMPANY of any income  dividends  or capital gain  distributions  payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain  distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such  dividends and  distributions.
LIFE COMPANY reserves the right to revoke this election by written notice to the
Trust.

   1.5  TRUST  shall  make  the net  asset  value  per  share  for the  selected
Portfolio(s)  available to LIFE  COMPANY on a daily basis as soon as  reasonably practicable  after the net asset value per share is calculated but shall use its best efforts to make such net asset value  available by 6:30 p.m. New York time.
If TRUST provides LIFE COMPANY with  materially  incorrect share net asset value information  through  no fault of LIFE  COMPANY,  LIFE  COMPANY on behalf of the
Separate  Accounts,  shall be entitled to an  adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error  (determined in accordance  with SEC guidelines) in the calculation of net asset value per share,  dividend or capital gain  information  shall be reported promptly upon  discovery to LIFE COMPANY.  In the event that such material error is the result of the Trust's (or its designated  agents) gross  negligence,  the
Trust shall also be  responsible  for any of LIFE  COMPANY's  administrative  or other costs or losses incurred in correcting Variable Contract Owner accounts.

   1.6  At the end of each Business Day, LIFE COMPANY shall use the  information described in Section 1.5 to calculate  Separate Account unit values for the day.
Using these unit values,  LIFE COMPANY shall  process each such  business  day's
Separate Account  transactions  based on requests and premiums received by it by
4:00 p.m. New York time to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's  closing net asset value per share.
The net share purchase or redemption  orders so determined  shall be transmitted to TRUST by LIFE  COMPANY by 9:30 a.m.  New York Time on the  Business  Day next following  LIFE  COMPANY's  receipt of such  requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

   1.7  If LIFE COMPANY's order requests the net purchase of TRUST shares,  LIFE
COMPANY  shall pay for such  purchase  by wiring  federal  funds to TRUST or its designated  custodial  account on the day the order is actually  transmitted  by
LIFE COMPANY by 3 p.m. New York Time.  If LIFE  COMPANY's  order  requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY,  TRUST shall  wire the  redemption  proceeds  to LIFE  COMPANY  on the day the order is actually  transmitted  by LIFE  COMPANY by 3 p.m.  New York Time unless doing so would  require  TRUST to dispose of  portfolio  securities  or  otherwise  incur additional  costs,  but in such event,  proceeds  shall be wired to LIFE COMPANY within  seven days and TRUST shall  notify the person  designated  in writing by
LIFE  COMPANY as the  recipient  for such notice of such delay by 3:00 p.m.  New
York Time the same business day that LIFE COMPANY transmits the redemption order to TRUST.  If LIFE  COMPANY's  order  requests  the  application  of  redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by NB MANAGEMENT, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

   1.8  Notwithstanding  Section  1.7,  TRUST  reserves the right to suspend the right of  redemption  or  postpone  the date of  payment  or  satisfaction  upon redemption consistent with Section 22(e) of the 40 Act and any rules thereunder.

   1.9  TRUST  agrees  that all shares of the  Portfolios  of TRUST will be sold only to  Participating  Insurance  Companies which have agreed to participate in
TRUST to fund their Separate  Accounts and/or to certain  qualified  pension and other  retirement  plans,  all in accordance  with the  requirements  of Section
817(h) of the Internal  Revenue Code of 1986,  as amended  ("Code") and Treasury
Regulation 1.817-5.  Shares of the Portfolios of TRUST will not be sold directly to the general public.

   1.10 TRUST may  refuse to sell  shares of any  Portfolio  to any  person,  or suspend or terminate  the offering of the shares of any Portfolio if such action is required by law or by regulatory  authorities  having  jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST,  acting in good faith and in light of its fiduciary  duties under federal and any  applicable  state laws, deemed  necessary  and  in  the  best  interests  of the  shareholders  of  such
Portfolios.

Article II.  REPRESENTATIONS AND WARRANTIES

   2.1  LIFE  COMPANY  represents  and warrants that it is an insurance  company duly  organized and in good standing  under the laws of New York and that it has legally and validly  established  each  Separate  Account as a segregated  asset account under such laws,  and that Security  Distributors,  Inc.,  the principal underwriter for the Variable  Contracts,  is registered as a broker-dealer under the Securities Exchange Act of 1934.

   2.2  LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable  Contracts,  will  register  each  Separate
Account as a unit investment  trust ("UIT") in accordance with the provisions of the `40 Act and cause each Separate  Account to remain so registered to serve as a segregated asset account for the Variable Contracts,  unless an exemption from registration is available.

   2.3  LIFE COMPANY represents and warrants that the Variable Contracts will be registered  under the Securities Act of 1933 (the "`33 Act") unless an exemption from  registration  is  available  prior to any issuance or sale of the Variable
Contracts and that the Variable  Contracts will be issued and sold in compliance in all material respects with all applicable  federal and state laws and further that the sale of the Variable  Contracts  shall comply in all material  respects with state insurance law suitability requirements.

   2.4  LIFE  COMPANY  represents  and warrants that the Variable  Contracts are currently  and at the  time of  issuance  will  be  treated  as life  insurance, endowment or annuity contracts under applicable  provisions of the Code, that it will maintain  such  treatment  and that it will notify TRUST  immediately  upon having a reasonable basis for believing that the Variable  Contracts have ceased to be so treated or that they might not be so treated in the future.

   2.5  LIFE  COMPANY  represents  and  warrants  that  it  shall  deliver  such
prospectuses,   statements  of  additional  information,  proxy  statements  and periodic  reports of the Trust as  required  to be  delivered  under  applicable federal  or state  law and  interpretations  of  federal  and  state  securities regulators  thereunder in connection with the offer,  sale or acquisition of the
Variable Contracts.

   2.6  TRUST represents and warrants that the Portfolio shares offered and sold pursuant  to this  Agreement  will be  registered  under the `33 Act and sold in accordance  with all  applicable  federal  and state  laws,  and TRUST  shall be registered under the `40 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration  statement under the `33 Act and the `40 Act from  time to time as  required  in order to effect  the  continuous offering of its shares.  TRUST shall register and qualify its shares for sale in accordance  with the laws of the  various  states  to the  extent  necessary  to perform its obligations under this Agreement.

   2.7  TRUST  represents and warrants that each Portfolio  currently  complies, and will continue to comply with the  diversification  requirements set forth in
Section 817(h) of the Code, and the rules and regulations thereunder,  including without  limitation  Treasury  Regulation  1.817-5 (or any  successor or similar provisions),  and will notify LIFE COMPANY  immediately upon having a reasonable basis for  believing  any  Portfolio has ceased to comply or might not so comply and will  immediately  take all  reasonable  steps to  adequately  diversify the
Portfolio to achieve  compliance  within the grace period afforded by Regulation
1.817-5.

   2.8  TRUST  represents  and warrants that each  Portfolio  invested in by the
Separate  Account is currently  qualified as a  "regulated  investment  company"
under  Subchapter  M of the Code,  that it  maintain  such  qualification  under
Subchapter  M (or any  successor  or similar  provisions)  and will  notify LIFE
COMPANY  immediately  upon having a reasonable basis for believing any Portfolio has ceased to so qualify or might not so qualify in the future.

   2.9  LIFE  COMPANY  hereby  consents  to the use by  TRUST  of the  name  and telephone  number  of  LIFE  COMPANY  and  to  the  reference  by  TRUST  to the relationship  between LIFE COMPANY and TRUST as part of an informational page on
Trust's  site on the World Wide Web portion of the  Internet.  The LIFE  COMPANY hereby further consents to Trust's  establishing a link between Trust's site and
LIFE  COMPANY's  site from the same place that LIFE COMPANY is listed on Trust's site as described in the preceding sentence.

   2.10 The Trust  represents  that to the  extent  that it  decides  to finance distribution  expenses pursuant to Rule 12b-1 under the 1940 Act, it will have a board of trustees,  a majority of whom are not interested  persons of the Trust, to  formulate  and  approve  any plan under  Rule 12b-1 to finance  distribution expenses.

   2.11 The Trust  represents  that the Trust's  investment  policies,  fees and expenses  are and shall at all times remain in  compliance  with the laws of the
State of New York and the Trust  represents  that its respective  operations are and shall at all times remain in material  compliance with the laws of the State of New York to the extent required to perform this Agreement.

   2.12 The Trust represents that it is lawfully  organized and validly existing under the laws of the State of Delaware  and that it does and will comply in all material respects with the 1940 Act.

   2.13 NB  Management  represents  and  warrants  that it is a  member  in good standing  of the NASD and is  registered  as a  broker-dealer  with the SEC.  NB
Management further represents that it will sell and distribute the Trust's share in accordance  with the laws of the State of New York and any  applicable  state and federal securities law.

   2.14 The  trust  represents  and  warrants  that  its  directors,   officers,
employees  dealing with the money and/or  securities  of the Trust are and shall continue  to be at all times  covered  by a  blanket  fidelity  bond or  similar coverage  for the  benefit of the Trust in an amount  not less than the  minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid  blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

   2.15 NB  Management  represents  and  warrants  that it is  registered  as an investment adviser and shall remain duly registered under all applicable federal and state  securities  laws and that it shall  perform its  obligations  for the
Trust in compliance  in all material  respects with the laws of the State of New
York and any applicable state and federal securities laws.

   2.16 Each party  represents  and warrants  that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable,  by such party, and, when so executed and delivered,  this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

Article III.  PROSPECTUS AND PROXY STATEMENTS

   3.1  TRUST  shall prepare and be responsible  for filing with the SEC and any state regulators requiring such filing all shareholder reports,  notices,  proxy
materials  (or  similar  materials  such  as  voting  instruction   solicitation
materials),  prospectuses  and  statements of additional  information  of TRUST.
TRUST shall bear the costs of registration  and  qualification  of shares of the
Portfolios,  preparation and filing of the documents  listed in this Section 3.1 and all taxes to which an issuer is subject on the  issuance and transfer of its shares.

   3.2  TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional  information)  and mailing costs associated with the delivery of the following  TRUST (or individual  Portfolio)  documents,  and any supplements  thereto,  to  existing  Variable  Contract  owners of LIFE  COMPANY
(regardless  of whether such  documents are printed  together  with, or separate from, the documents for other trusts in the Variable Contracts):

          (i)  prospectuses and statements of additional information;

         (ii)  annual and semi-annual reports; and

        (iii)  proxy materials (including,  but not limited to, the proxy cards, notice  and  statement,  as well  as the  costs  associated  with tabulating votes).

        LIFE  COMPANY  will submit any bills for  printing,  duplicating  and/or mailing costs,  relating to the TRUST  documents  described  above, to TRUST for reimbursement by TRUST.  LIFE COMPANY shall monitor such costs and shall use its best  efforts to control  these costs.  LIFE  COMPANY  will  provide  TRUST on a semi-annual  basis, or more frequently as reasonably  requested by TRUST, with a current  tabulation of the number of existing  Variable  Contract owners of LIFE
COMPANY whose Variable  Contract  values are invested in TRUST.  This tabulation will be sent to  TRUST  in the  form of a  letter  signed  by a duly  authorized officer of LIFE COMPANY  attesting to the accuracy of the information  contained in the letter.  If  requested  by LIFE  COMPANY,  the TRUST shall  provide  such documentation  (including a final copy of the TRUST's  prospectus as set in type or in  camera-ready  copy) and other  assistance as is  reasonably  necessary in order for LIFE COMPANY to print together in one document the current  prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST.  Should LIFE COMPANY wish to print any of these documents in a format different  from that  provided by TRUST,  LIFE COMPANY  shall provide Trust with sixty (60) days'  prior  written  notice  and LIFE  COMPANY  shall bear the cost associated with any format change.

   3.3  TRUST  will  provide,  at its expense,  LIFE COMPANY with the  following
TRUST (or individual  Portfolio)  documents,  and any supplements thereto,  with respect to prospective Variable Contract owners of LIFE COMPANY:

          (i)  camera-ready  copy of the current  prospectus for printing by the
               LIFE COMPANY;

         (ii)  a copy of the  statement of additional  information  suitable for duplication;

        (iii)  camera-ready copy of proxy material suitable for printing; and

         (iv)  camera-ready  copy of the  annual  and  semi-annual  reports  for printing by the LIFE COMPANY.

   3.4  TRUST  will provide LIFE COMPANY with at least one complete  copy of all prospectuses,  statements  of  additional  information,  annual and  semi-annual
reports,  proxy  statements,   exemptive  applications  and  all  amendments  or
supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other  regulatory  authority.  LIFE
COMPANY will provide TRUST with at least one complete copy of all  prospectuses, statements of additional  information,  annual and  semi-annual  reports,  proxy statements,  exemptive  applications and all amendments or supplements to any of the above that relate to a Separate  Account  promptly  after the filing of each such document with the SEC or other regulatory authority.

Article IV.  SALES MATERIALS

   4.1  LIFE COMPANY will furnish,  or will cause to be furnished,  to TRUST and
NB MANAGEMENT,  each piece of sales literature or other promotional  material in which TRUST or NB MANAGEMENT is named,  at least five (5) Business Days prior to its  intended  use.  No such  material  will be used if TRUST  or NB  MANAGEMENT objects to its use in writing  within five (5)  Business  Days after  receipt of such material.

   4.2  TRUST and NB MANAGEMENT will furnish, or will cause to be furnished,  to
LIFE COMPANY,  each piece of sales literature or other  promotional  material in which  LIFE  COMPANY  or its  Separate  Accounts  are  named,  at least five (5)
Business  Days prior to its intended  use. No such material will be used if LIFE
COMPANY  objects  to its use in  writing  within  five (5)  Business  Days after receipt of such material.

   4.3  TRUST and its  affiliates  and agents shall not give any  information or make any  representations  on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts,  or the Variable Contracts issued by LIFE COMPANY,  other than the information or representations contained in a registration statement or prospectus  for such  Variable  Contracts,  as such  registration  statement and prospectus  may be amended or  supplemented  from time to time, or in reports of the Separate  Accounts or reports  prepared for  distribution  to owners of such
Variable  Contracts,  or in  sales  literature  or  other  promotional  material approved by LIFE COMPANY or its designee,  except with the written permission of
LIFE COMPANY.

   4.4  LIFE   COMPANY  and  its  affiliates  and  agents  shall  not  give  any information or make any  representations  on behalf of TRUST or concerning TRUST other  than the  information  or  representations  contained  in a  registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or  supplemented  from time to time,  or in sales  literature  or other promotional  material  approved by TRUST or its designee,  except with the written permission of TRUST.

   4.5  For  purposes of this Agreement,  the phrase "sales  literature or other promotional  material" or words of similar import include,  without  limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical,  radio,  television,  telephone or tape recording, videotape display, signs or billboards,  motion pictures or other public media), sales  literature  (such  as  any  written  communication  distributed  or  made generally available to customers or the public, including brochures,  circulars, research reports,  market letters,  form letters,  seminar texts, or reprints or excerpts of any other  advertisement,  sales literature,  or published article), educational or training  materials or other  communications  distributed or made generally available to some or all agents or employees, registration statements, prospectuses,  statements of  additional  information,  shareholder  reports and proxy  materials,  and any  other  material  constituting  sales  literature  or advertising under National  Association of Securities  Dealers,  Inc. rules, the
`40 Act or the `33 Act.

Article V.  POTENTIAL CONFLICTS

   5.1  The  Board of Trustees of TRUST (the "Board") will monitor TRUST for the existence of any material  irreconcilable  conflict between the interests of the
Variable  Contract owners of Participating  Insurance  Company Separate Accounts
investing  in the TRUST.  A  material  irreconcilable  conflict  may arise for a variety of reasons,  including: (a) state insurance regulatory authority action;
(b) a change in applicable  federal or state insurance,  tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance,  tax, or securities regulatory authorities;  (c) an administrative or judicial  decision in any  relevant  proceeding;  (d) the manner in which the investments  of  the  TRUST  are  being  managed;  (e) a  difference  in  voting instructions  given by variable  annuity and variable  life  insurance  contract owners or by contract owners of different  Participating Insurance Companies; or
(f)  a  decision  by a  Participating  Insurance  Company  to  disregard  voting instructions of Variable Contract owners.

   5.2  LIFE  COMPANY  will report any  potential  or existing  conflicts to the
Board.  LIFE COMPANY will be responsible for assisting the Board in carrying out its responsibilities  under the Conditions set forth in the notice issued by the
SEC for the  TRUST on April 12,  1995 (the  "Notice")  (Investment  Company  Act
Release No.  21003),  , by providing the Board with all  information  reasonably necessary for it to consider any issues raised.  This  responsibility  includes, but is not  limited  to, an  obligation  by LIFE  COMPANY  to  inform  the Board whenever  Variable  Contract owner voting  instructions  are disregarded by LIFE
COMPANY.  These  responsibilities  will be  carried  out with a view only to the interests of the Variable Contract owners.

   5.3  If a majority of the Board or a majority of its  disinterested  trustees determines that a material  irreconcilable  conflict exists,  affecting the LIFE
COMPANY,  LIFE COMPANY, at its expense and to the extent reasonably  practicable
(as  determined by a majority of  disinterested  trustees),  will take any steps
necessary  to  remedy  or  eliminate  the   irreconcilable   material  conflict,
including:  (a) withdrawing the assets  allocable to some or all of the Separate
Accounts from the TRUST or any Portfolio thereof and reinvesting those assets in a different  investment medium,  which may include another Portfolio of TRUST or another  investment  company or  submitting  the  question  as to  whether  such segregation  should be implemented to a vote of all affected  Variable  Contract owners and, as  appropriate,  segregating  the assets of any  appropriate  group
(i.e.,  Variable  Contract  owners  of  one  or  more  Participating   Insurance
Companies) that votes in favor of such segregation,  or offering to the affected
Variable  Contract  owners  the  option  of  making  such  a  change;   and  (b)
establishing a new registered  management investment company or managed separate account. If a material  irreconcilable conflict arises because of LIFE COMPANY's decision to disregard  Variable  Contract  owner voting  instructions,  and that decision  represents a minority position or would preclude a majority vote, LIFE
COMPANY may be required,  at the election of the TRUST, to withdraw its Separate
Account's investment in the TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be  carried  out with a view  only to the  interests  of the  Variable  Contract owners.

        For the purposes of this  Section  5.3, a majority of the  disinterested members  of the  Board  shall  determine  whether  or not  any  proposed  action adequately remedies any material  irreconcilable  conflict, but in no event will the TRUST or NB  MANAGEMENT  (or any other  investment  adviser of the TRUST) be required to establish a new funding medium for any Variable  Contract.  Further,
LIFE  COMPANY  shall not be  required  by this  Section  5.3 to  establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners  materially  affected by the irreconcilable material conflict.

   5.4  The Board's determination of the existence of a material  irreconcilable conflict  and its  implications  shall be made known  promptly and in writing to
LIFE COMPANY.

   5.5  No  less than  annually,  LIFE  COMPANY  shall  submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations  imposed upon it by these  Conditions.  Such reports,  materials,  and data  shall be  submitted  more  frequently  if deemed appropriate by the Board.

Article VI.  VOTING

   6.1  LIFE COMPANY will provide pass-through voting privileges to all Variable
Contract  owners  so long  as the  SEC  continues  to  interpret  the `40 Act as
requiring   pass-through   voting   privileges  for  Variable  Contract  owners.
Accordingly,  LIFE COMPANY, where applicable,  will vote shares of TRUST held in its Separate  Accounts in a manner  consistent with voting  instructions  timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring  that  each  of  its  Separate  Accounts  that  participates  in  TRUST calculates  voting  privileges  as follows.  LIFE COMPANY  shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

   6.2  If and to the extent Rule 6e-2 and Rule  6e-3(T)  are  amended,  or Rule
6e-3 is adopted,  to provide  exemptive relief from any provision of the `40 Act or the rules  thereunder  with respect to mixed and shared  funding on terms and conditions  materially  different from any exemptions granted in the Order, then
TRUST  and/or  LIFE  COMPANY,  as  appropriate,  shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended,  and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII.  INDEMNIFICATION

   7.1  INDEMNIFICATION  BY LIFE COMPANY.  LIFE COMPANY  agrees to indemnify and hold harmless  TRUST and NB MANAGEMENT  and each of their  Trustees,  directors, officers, employees and agents and each person, if any, who controls TRUST or NB
MANAGEMENT  within the meaning of Section 15 of the `33 Act  (collectively,  the
"Indemnified  Parties"  for  purposes of this  Article  VII) against any and all losses, claims, damages,  liabilities (including amounts paid in settlement with the written  consent of LIFE COMPANY,  which  consent shall not be  unreasonably withheld)  or  litigation  (including  legal and other  expenses),  to which the
Indemnified Parties may become subject under any statute,  regulation, at common law or  otherwise,  insofar as such  losses,  claims,  damages,  liabilities  or expenses (or actions in respect thereof) or settlements:

        (a)  arise out of or are based  upon any  untrue  statements  or alleged
             untrue   statements   of  any  material   fact   contained  in  the
             Registration  Statement,  prospectus,  or sales  literature for the
             Variable  Contracts or contained in the Variable  Contracts (or any amendment or supplement to any of the  foregoing),  or arise out of or are based upon the  omission  or the  alleged  omission to state therein a material fact required to be stated  therein or necessary to make the statements  therein not misleading,  provided that this agreement to indemnify shall not apply as to any Indemnified  Party if such statement or omission or such alleged statement or omission was  made in  reliance  upon  and in  conformity  with  information furnished  to LIFE  COMPANY by or on behalf of TRUST for use in the registration  statement,  prospectus  or sales  literature  for the
             Variable  Contracts or in the Variable  Contracts (or any amendment or supplement) or otherwise for use in connection  with the sale of the Variable Contracts or TRUST shares; or

        (b)  arise out of or as a result of statements or representations (other than statements or  representations  contained in the  registration statement,  prospectus or sales literature of TRUST not supplied by
             LIFE COMPANY,  or persons under its control) or wrongful conduct of
             LIFE  COMPANY  or any  of its  directors,  officers,  employees  or agents,  with respect to the sale or  distribution  of the Variable
             Contracts or TRUST shares; or

        (c)  arise out of any untrue  statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales  literature of TRUST or any  amendment  thereof or supplement thereto or the  omission  or alleged  omission  to state  therein a material  fact  required to be stated  therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in  conformity  with  information  furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

        (d)  arise as a result of any failure by LIFE  COMPANY to  substantially provide the services and furnish the  materials  under the terms of this Agreement; or

        (e)  arise  out  of  or  result   from  any   material   breach  of  any
             representation  and/or  warranty  made  by  LIFE  COMPANY  in  this
             Agreement or arise out of or result from any other material  breach of this Agreement by LIFE COMPANY.

   7.2  LIFE  COMPANY shall not be liable under this  indemnification  provision with respect to any losses, claims, damages,  liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified
Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such  Indemnified  Party's  duties or by reason of such  Indemnified  Party's reckless  disregard of  obligations  or duties under this Agreement or to TRUST, whichever is applicable.

   7.3  LIFE  COMPANY shall not be liable under this  indemnification  provision with  respect  to any claim  made  against  an  Indemnified  Party  unless  such
Indemnified  Party  shall  have  notified  LIFE  COMPANY  in  writing  within  a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any  liability  which it may have to the Indemnified  Party against whom such action is brought  otherwise than on account of this  indemnification  provision.  In case any such action is brought against an Indemnified  Party,  LIFE COMPANY shall be entitled to participate at its own  expense  in the  defense of such  action.  LIFE  COMPANY  also shall be entitled to assume the defense thereof, with counsel reasonably  satisfactory to the party named in the action.  After  notice from LIFE COMPANY to such party of
LIFE COMPANY's  election to assume the defense  thereof,  the Indemnified  Party shall bear the fees and expenses of any additional  counsel  retained by it, and
LIFE COMPANY will not be liable to such party under this Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

   7.4  INDEMNIFICATION BY NB MANAGEMENT.  NB MANAGEMENT agrees to indemnify and hold harmless LIFE COMPANY and each of its directors,  officers,  employees, and agents and each person,  if any, who controls LIFE COMPANY within the meaning of
Section  15 of the `33 Act  (collectively,  the  "Indemnified  Parties"  for the purposes of this  Article  VII)  against any and all  losses,  claims,  damages, liabilities (including amounts paid in settlement with the written consent of NB
MANAGEMENT  which  consent  shall not be  unreasonably  withheld) or  litigation
(including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses,  claims,  damages,  liabilities  or expenses (or actions in respect thereof) or settlements:

        (a)  arise out of or are based  upon any  untrue  statement  or  alleged untrue statement of any material fact contained in the registration
             statement,   prospectus  or  sales  literature  of  TRUST  (or  any
             amendment or supplement to any of the  foregoing),  or arise out of or are based upon the  omission  or the  alleged  omission to state therein a material fact required to be stated  therein or necessary to make the statements  therein not misleading,  provided that this agreement to indemnify shall not apply as to any Indemnified  Party if such statement or omission or such alleged statement or omission was  made in  reliance  upon  and in  conformity  with  information furnished to NB MANAGEMENT or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales  literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable  Contracts or TRUST shares; or

        (b)  arise out of or as a result of statements or representations (other than statements or  representations  contained in the  registration
             statement,   prospectus  or  sales   literature  for  the  Variable
             Contracts  not  supplied  by NB  MANAGEMENT  or  persons  under its control) or wrongful  conduct of TRUST or NB  MANAGEMENT or persons under their control,  with respect to the sale or  distribution  of the Variable Contracts or TRUST shares; or

        (c)  arise out of any untrue  statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts,  or any amendment thereof or supplement  thereto, or the omission or alleged omission to state therein a material  fact required to be stated  therein or necessary to make the statements  therein not  misleading,  if such statement  or omission or such  alleged  statement  or omission was made in reliance upon and in conformity with information  furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

        (d)  arise  as a result  of (i) a  failure  by  TRUST  to  substantially provide the services and furnish the  materials  under the terms of this Agreement;  or (ii) a failure by a Portfolio(s) invested in by
             the   Separate   Account   to  comply   with  the   diversification
             requirements of Section 817(h) of the Code; or (iii) a failure by a
             Portfolio(s)  invested in by the  Separate  Account to qualify as a
             "regulated investment company" under Subchapter M of the Code; or

        (e)  arise  out  of  or  result   from  any   material   breach  of  any
             representation  and/or  warranty  made by NB MANAGEMENT or TRUST in this  Agreement  or arise out of or result from any other  material breach of this Agreement by NB MANAGEMENT or TRUST.

   7.5  NB MANAGEMENT shall not be liable under this  indemnification  provision with respect to any losses, claims, damages,  liabilities or litigation to which an Indemnified  Party would  otherwise be subject by reason of such  Indemnified
Party's willful  misfeasance,  bad faith, or gross negligence in the performance of such  Indemnified  Party's  duties or by reason of such  Indemnified  Party's reckless  disregard of  obligations  and duties under this  Agreement or to LIFE
COMPANY.

   7.6  NB MANAGEMENT shall not be liable under this  indemnification  provision with  respect  to any claim  made  against  an  Indemnified  Party  unless  such
Indemnified  Party  shall  have  notified  NB  MANAGEMENT  in  writing  within a
reasonable   time  after  the  summons  or  other  first  legal  process  giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Party (or after such Indemnified Party shall have received notice of such service on any  designated  agent),  but failure to notify NB MANAGEMENT of any such claim shall not relieve NB MANAGEMENT  from any liability  which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified  Parties, NB MANAGEMENT shall be entitled to participate at its own expense in the defense thereof.  NB MANAGEMENT also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named  in the  action.  After  notice  from NB  MANAGEMENT  to such  party of NB
MANAGEMENT's election to assume the defense thereof, the Indemnified Party shall bear the fees and  expenses  of any  additional  counsel  retained by it, and NB
MANAGEMENT  will not be liable to such party under this  Agreement for any legal
or  other  expenses   subsequently  incurred  by  such  party  independently  in
connection   with  the  defense   thereof   other  than   reasonable   costs  of
investigation.

   7.7  The  provision of this Article VII shall survive the termination of this
Agreement.

Article VIII.  TERM; TERMINATION

   8.1  This  Agreement  shall be  effective  as of the date  hereof  and  shall continue in force until terminated in accordance with the provisions herein.

   8.2  This  Agreement   shall  terminate  in  accordance  with  the  following
provisions:

        (a)  At the  option of LIFE  COMPANY  or TRUST at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

        (b)  At the option of LIFE COMPANY,  if TRUST shares are not  reasonably available to meet the  requirements  of the  Variable  Contracts as determined by LIFE COMPANY.  Prompt notice of election to terminate shall  be  furnished  by  LIFE  COMPANY,  said  termination  to  be effective  ten days after  receipt  of notice  unless  TRUST  makes available  a  sufficient  number of shares to  reasonably  meet the requirements of the Variable Contracts within said ten-day period;

        (c)  At the  option  of LIFE  COMPANY,  upon the  institution  of formal proceedings against TRUST or NB MANAGEMENT by the SEC, the National
             Association of Securities  Dealers,  Inc., or any other  regulatory body,  the expected or anticipated  ruling,  judgment or outcome of which would,  in LIFE  COMPANY's  reasonable  judgment,  materially impair TRUST's or NB MANAGEMENT's ability to meet and perform their respective  obligations  and  duties  hereunder.  Prompt  notice of election to terminate  shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

        (d)  At the option of TRUST, upon the institution of formal  proceedings against  LIFE  COMPANY  by the SEC,  the  National  Association  of
             Securities  Dealers,  Inc.,  or  any  other  regulatory  body,  the expected or anticipated ruling, judgment or outcome of which would, in TRUST's  reasonable  judgment,  materially impair LIFE COMPANY's ability to meet and perform its obligations  and duties  hereunder.
             Prompt notice of election to terminate  shall be furnished by TRUST with said termination to be effective upon receipt of notice;

        (e)  At the option of LIFE COMPANY,  in the event TRUST's shares are not registered,  issued or sold in accordance with applicable  state or federal  law, or such law  precludes  the use of such shares as the underlying  investment medium of Variable Contracts issued or to be issued by LIFE COMPANY.  Termination shall be effective immediately upon notice to TRUST;

        (f)  At the option of TRUST if the Variable  Contracts  cease to qualify as annuity  contracts or life insurance  contracts,  as applicable, under the Code, or if TRUST  reasonably  believes that the Variable
             Contracts  may fail to so qualify.  Termination  shall be effective upon receipt of notice by LIFE COMPANY;

        (g)  At the option of LIFE COMPANY,  upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction  of LIFE COMPANY  within ten days after written notice of such breach is delivered to TRUST;

        (h)  At the option of TRUST,  upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction  of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

        (i)  At  the  option  of  TRUST,  if  the  Variable  Contracts  are  not registered,  issued or sold in accordance with  applicable  federal and/or state law.  Termination shall be effective  immediately upon such occurrence without notice to LIFE COMPANY;

        (j)  At the  option  of LIFE  COMPANY  in the event  that any  Portfolio
             ceases  to  qualify  as  a  Regulated   Investment   Company  under
             Subchapter  M of  the  Code  or  under  any  successor  or  similar
             provision,   or  if  LIFE  COMPANY  reasonably  believes  that  any
             Portfolio  may fail to so qualify.  Termination  shall be effective immediately upon notice to the TRUST;

        (k)  At the option of LIFE COMPANY in the event that any Portfolio fails to meet the  diversification  requirements  specified in Article II hereof or if LIFE COMPANY  reasonably  believes  that any Portfolio may fail to meet  such  diversification  requirements.  Termination shall be effective immediately upon notice to the TRUST;

        (l)  In the event this  Agreement is assigned  without the prior written consent of LIFE  COMPANY,  TRUST,  and NB  MANAGEMENT,  termination shall be effective immediately upon such occurrence without notice.

   8.3  Notwithstanding  any  termination of this Agreement  pursuant to Section
8.2 hereof,  TRUST shall,  at the option of the LIFE  COMPANY,  continue to make available  additional  TRUST  shares,  as  provided  below,  for so long as LIFE
COMPANY desires pursuant to the terms and conditions of this Agreement,  for all
Variable  Contracts  in  effect on the  effective  date of  termination  of this
Agreement  (hereinafter  referred  to as  "Existing  Contracts").  Specifically, without  limitation,  if LIFE COMPANY so elects to make additional  TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal  authority to do so, shall be permitted to reallocate  investments in
TRUST,  redeem  investments  in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts.  In the event of a termination of this Agreement pursuant to Section 8.2 hereof,  LIFE COMPANY,  as promptly as is  practicable  under the  circumstances,  shall notify TRUST and NB MANAGEMENT whether LIFE COMPANY  elects to continue to make TRUST  shares  available  after such  termination.  If TRUST  shares  continue to be made  available  after such termination, the provisions of this Agreement shall remain in effect.

   8.4  Except  as necessary  to implement  Variable  Contract  owner  initiated transactions,  or as  required  by state  insurance  laws or  regulations,  LIFE
COMPANY shall not redeem the shares  attributable to the Variable  Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate
Accounts or invested  directly),  and LIFE  COMPANY  shall not prevent  Variable
Contract  owners from  allocating  payments to a  Portfolio  that was  otherwise available  under the Variable  Contracts,  until thirty (30) days after the LIFE
COMPANY shall have notified TRUST of its intention to do so.

Article IX.  NOTICES

   Any notice  hereunder  shall be given by registered or certified  mail return receipt  requested  to the other  party at the  address  of such party set forth below or at such other  address  as such party may from time to time  specify in writing to the other party.

If to TRUST or NB MANAGEMENT:

                    Neuberger Berman Management Inc.
                    605 Third Avenue
                    New York, NY 10158-0006
                    Attention: Ellen Metzger, General Counsel

                    If to LIFE COMPANY:

                    First Security Benefit Life Insurance and Annuity
                    Company of New York
                    70 West Red Oak Lane, 4th Floor
                    White Plains, New York 10604
                    Attention: Chief Administrative Officer

                    With a copy to:

                    Security Benefit Life Insurance Company
                    700 SW Harrison
                    Topeka, Kansas 66636
                    Attention:  General Counsel

   Notice  shall be deemed  given on the date of  receipt  by the  addressee  as evidenced by the return receipt.

Article X.  MISCELLANEOUS

   10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   10.2 This   Agreement  may  be  executed   simultaneously   in  two  or  more
counterparts,  each of which taken  together  shall  constitute one and the same instrument.

   10.3 If any  provision of this  Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   10.4 This Agreement shall be construed and the provisions hereof  interpreted under and in accordance with the laws of the State of New York. It shall also be subject  to the  provisions  of the  federal  securities  laws and the rules and regulations  thereunder and to any orders of the SEC granting  exemptive  relief therefrom and the conditions of such orders.

   10.5 The parties agree that the assets and  liabilities of each Portfolio are separate and distinct from the assets and  liabilities of each other  Portfolio.
No  Portfolio  shall be liable or shall be charged for any debt,  obligation  or liability  of any  other  Portfolio.  No  Trustee,  officer  or  agent  shall be personally liable for such debt, obligation or liability of any Portfolio.

   10.6 Each party shall  cooperate  with each other  party and all  appropriate governmental  authorities  (including  without  limitation the SEC, the National
Association of Securities  Dealers,  Inc. and state  insurance  regulators)  and shall  permit  such  authorities  reasonable  access to its books and records in connection with any  investigation  or inquiry relating to this Agreement or the transactions contemplated hereby.

   10.7 The rights,  remedies and  obligations  contained in this  Agreement are cumulative and are in addition to any and all rights,  remedies and obligations, at law or in equity,  which the parties  hereto are  entitled to under state and federal laws.

   10.8 No provision of this  Agreement may be amended or modified in any manner except by a written  agreement  properly  authorized  and executed by TRUST,  NB
MANAGEMENT and the LIFE COMPANY.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute  this Fund  Participation  Agreement as of the date and year first above written.

NEUBERGER BERMAN                                NEUBERGER BERMAN MANAGEMENT INC.
ADVISERS MANAGEMENT TRUST

By: PETER E. SUNDMAN                            By: PETER E. SUNDMAN
    ----------------------------------              --------------------------
Name:  Peter E. Sundman                         Name:  Peter E. Sundman
Title: Chairman and CEO                         Title: President

FIRST SECURITY  BENEFIT LIFE INSURANCE
AND ANNUITY  COMPANY OF NEW YORK

By: ROGER K. VIOLA
    ----------------------------------
Name:  Roger K. Viola
Title: VP, General Counsel & Secretary

APPENDIX A

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST PORTFOLIOS
-----------------------------------------------------

Balanced Portfolio

Growth Portfolio

Guardian Portfolio

International Portfolio

Limited Maturity Bond Portfolio

Liquid Asset Portfolio

Mid-Cap Growth Portfolio

Partners Portfolio

Socially Responsive Portfolio

                                   APPENDIX B

SEPARATE ACCOUNTS                                         SELECTED PORTFOLIOS

Variable Annuity Account A                                Guardian Portfolio
                                                          Partners Portfolio